Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 29, 2017, with respect to the financial statements and supplemental information included in the Annual Report of GCI, Inc. 401(k) Plan on Form 11-K for the year ended December 31, 2016, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ Grant Thornton LLP

Seattle, Washington
May 11, 2018